EXECUTION VERSION

Exhibit 10-c
SIXTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This SIXTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of December 5, 2016 (the “Amendment Date”), is entered into by and among the following parties:

(i)	ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as Seller;

(ii)	MERITOR, INC., an Indiana corporation, as Servicer; and

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank and as Administrator.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto have entered into a Receivables Purchase Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), and desire to amend the Receivables Purchase Agreement as set forth herein.
B.    Concurrently herewith, the Seller, the Servicer, the Administrator and PNC Capital Markets LLC are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Amended and Restated Fee Letter”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendments to the Receivables Purchase Agreement. Effective as of the Amendment Date, the Receivables Purchase Agreement is hereby amended as follows:
(a)    The definition of “Scheduled Commitment Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the date “December 4, 2018” where it appears therein and substituting the date “ December 5, 2019”.
(b)    Section 1(l) of Exhibit III of the Receivables Purchase Agreement is hereby amended by inserting the following sentence at the end of such Section:

722164507 12403015

In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
SECTION 2.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)    Representations and Warranties. As of the date hereof and immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 3.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the Amendment Date upon the satisfaction of the following conditions precedent:
(a)    Execution of Amendment. The Administrator shall have received counterparts hereto duly executed by each of the parties hereto.
(b)    Execution of Amended and Restated Fee Letter. The Administrator shall have received counterparts of the Amended and Restated Fee Letter duly executed by each of the parties thereto.

722164507 12403015

(c)    Receipt of Fees. The Administrator shall have received confirmation that the “Amendment Fee” under and as defined in the Amended and Restated Fee Letter has been paid in full in accordance with the terms of the Amended and Restated Fee Letter.
SECTION 5.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[SIGNATURE PAGES FOLLOW]

722164507 12403015

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
ARVINMERITOR RECEIVABLES CORPORATION,
as Seller

By: /s/ Carl D. Anderson II
Name:     Carl D. Anderson II
Title:    President and Treasurer

MERITOR, INC.,
as Initial Servicer

By: /s/ Carl D. Anderson II
Name:     Carl D. Anderson II
Title:     Treasurer

S-1
722164507 12403015
Sixth Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser,
as an LC Participant, as a Purchaser Agent,
as LC Bank and as Administrator

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

S-2
722164507 12403015
Sixth Amendment to the
Receivables Purchase Agreement
(ArvinMeritor Receivables Corporation)